Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2006 (except for Notes S and T, as to which the date was June 1, 2006), relating to the financial statements of Effox, Inc. as of and for the years ended December 31, 2005 and December 31, 2004, included in CECO Environmental Corp.’s Current Report on Form 8-K/A filed April 5, 2007.

Jackson, Rolfes, Spurgeon & Co.

/s/ Jackson, Rolfes, Spurgeon & Co.

Cincinnati, Ohio
June 4, 2007